Exhibit 21.01

SUBSIDIARIES OF THE COMPANY

Corporations

American Spectrum Realty Management, Inc.

Limited Partnerships

American Spectrum Holdings (Hazelwood), L.P.

American Spectrum Holdings (Lindbergh), L.P.

American Spectrum Realty Operating Partnership, L.P.

Market Columbia, L.P.

Sierra Pacific Development Fund II, L.P.

Limited Liability Companies

American Spectrum Holdings (Lindbergh). LLC
American Spectrum Holdings (Pasadena), LLC

American Spectrum Holdings (Third Coast), LLC

Back Bay, LLC
BL Pad D, LLC

Countryside Exec Center, LLC

Creekside Riverside, LLC

Leawood, LLC

Leawood KS, LLC
Market Columbia, LLC

McDonnell Associates, LLC

Nooney Income Fund II, LLC

Nooney Income Fund, LLC

Nooney Real Property Investors Two, LLC

Nooney Rider Trail, LLC

Northcreek, LLC

Oakgrove Commons, LLC

Pacific Spectrum, LLC

Phoenix Van Buren, LLC

Plaza Center, LLC

Seventy Seven, LLC

Sierra Creekside, LLC

Sierra Pacific Development Fund II, LLC

Sierra Pacific Development Fund III, LLC

Sierra Pacific Development Fund, LLC

Sierra Pacific Institutional Investors V, LLC

Sierra Pacific Pension Investors 84, LLC

Sorrento II, LLC